As filed with the Securities and Exchange Commission on June 14, 2007
Registration No. 333-134572

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BEIJING MED-PHARM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-0434726
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
600 W. Germantown Pike
Suite 400
Plymouth Meeting, PA 19462
(610) 940-1675
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)
BEIJING MED-PHARM CORPORATION
2004 STOCK INCENTIVE PLAN
(Full Title of the Plans)

David Gao
President and Chief Executive Officer
Beijing Med-Pharm Corporation
600 W. Germantown Pike
Suite 400
Plymouth Meeting, PA 19462
(610) 940-1675
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Joanne R. Soslow, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
(215) 963-5000

EXPLANATORY NOTE
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES

EXPLANATORY NOTE
     A total of 2,500,000 shares of common stock of Beijing Med-Pharm Corporation (the “Registrant”) were registered by the Registration Statement on Form S-8, File No. 333-134572, to be issued in connection with the Beijing Med-Pharm Corporation 2004 Stock Incentive Plan (the “2004 Plan”). As of June 7, 2007, the maximum number of shares of common stock of the Registrant remaining available for transfer under the 2004 Plan is 2,454,272 shares of common stock that are subject to outstanding grants.
     On April 26, 2007, the Registrant’s stockholders approved the Beijing Med-Pharm Corporation 2007 Omnibus Equity Compensation Plan (the “2007 Plan”), into which the 2004 Plan was merged. The maximum number of shares of common stock of the Registrant that may be issued or transferred under the 2007 Plan is 4,954,272 shares, which includes the 2,454,272 shares that were available for transfer under the 2004 Plan as of June 7, 2007. The 2,454,272 shares of common stock of the Registrant authorized for transfer and registered in connection with the 2004 Plan are, pursuant to Instruction E to Form S-8, carried forward to, and deemed covered by, this Registration Statement on Form S-8 filed in connection with the 2007 Plan. Shares of common stock issued pursuant to grants made under the 2004 Plan will be deemed to be issued under the 2007 Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.	Incorporation of Documents by Reference.
     The Registration Statement on Form S-8, File No. 333-134572, filed by the Registrant with the Commission is incorporated by reference into this Amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plymouth Meeting, Commonwealth of Pennsylvania, on June 14, 2007.

BEIJING MED-PHARM CORPORATION
By:	FRED M. POWELL
Fred M. Powell
Chief Financial Officer